Yum!

KFC™

Pizza Hut®

TACO BELL®

Habit® BURGER & GRILL

NEWS

Yum! Brands Reports First-Quarter Results
Taco Bell U.S. Same-Store Sales Growth 9%; KFC International Unit Growth 7%
GAAP Operating Profit Growth of 5% and Core Operating Profit Growth of 8%

Louisville, KY (April 30, 2025) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the first quarter ended March 31, 2025. First-quarter GAAP EPS was $0.90 and first-quarter EPS excluding Special Items was $1.30, a 13% increase.

DAVID GIBBS COMMENTS
David Gibbs, CEO, said “I’m incredibly proud of our teams’ ability to stay nimble and deliver industry-leading results in a complex consumer environment. This quarter, we achieved 8% Core Operating Profit growth, demonstrating the strength and resilience of our business model. Our twin growth engines led the way, with Taco Bell U.S. reporting a remarkable 9% same-store sales growth and KFC International accelerating same-store sales growth while generating 7% unit growth year-over-year. Byte by Yum! is driving digital momentum, with more franchisees eager to explore the full suite of product offerings after experiencing the technology firsthand at our Global Franchise Convention. As I embark on my final year as CEO, I’m confident that Yum!’s world-class franchisees, talent, global scale, proprietary technologies, and our bold growth strategies will continue to position the company for long-term success."

RECENT STRATEGIC ANNOUNCEMENTS
•On March 4th, Taco Bell hosted a unique investor event, Consumer Day, in Brooklyn where the leadership team announced its business growth plan, R.I.N.G. The Bell, and introduced bold growth targets through 2030. Later in the day, Taco Bell hosted its second annual Live Más Live event, where the brand unveiled its 2025 innovation pipeline that includes over 30 new products and unexpected collaborations.
•On March 18th, we announced an industry-first collaboration with NVIDIA to accelerate the development of innovative AI technologies for Yum! restaurants around the globe. This collaboration brings the two powerhouses together to integrate AI into our restaurants at an unprecedented scale. Leveraging NVIDIA’s advanced AI platforms, Yum! aims to become the leader in integrating technology into every touch point, across every restaurant, around the world.
•On March 31st, David Gibbs announced his intention to retire in the first quarter of 2026. The Board has established a selection committee to identify and appoint the best candidate to succeed David and lead Yum! into its next chapter of growth. David has spent 36 years with Yum! in various roles including as CEO since January 2020. He's led the Company's digital transformation, re-ignited the development engine and successfully navigated the COVID-19 pandemic to make Yum! a top performer in the restaurant industry.

FIRST-QUARTER HIGHLIGHTS
•Worldwide system sales grew 5%, excluding foreign currency translation, led by Taco Bell at 11% and KFC at 5%.
•Unit count increased 3% including 751 gross new units in the quarter.
•Robust digital system sales approaching $9 billion, with digital mix of approximately 55%.
•Foreign currency translation unfavorably impacted divisional operating profit by $11 million.

Reported Results	% Change
	System Sales Ex F/X	Same-Store Sales	Units	GAAP Operating Profit	Core Operating Profit[1]
KFC Division	+5	+2	+6	+6	+9
Taco Bell Division	+11	+9	+2	+16	+16
Pizza Hut Division	(3)	(2)	(1)	(20)	(18)
Worldwide	+5	+3	+3	+5	+8

	First-Quarter
	2025	2024	% Change
GAAP EPS	$0.90	$1.10	(18)
Less Special Items EPS[1]	$(0.40)	$(0.05)	NM
EPS Excluding Special Items	$1.30	$1.15	+13
1 See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Core Operating Profit and Special Items.
All comparisons are versus the same period a year ago.

System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further details.

Digital system sales includes all transactions at system restaurants where consumers utilize ordering interaction that is primarily facilitated by automated technology.
Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213 • P: 502 874-8300 • investors.yum.com

KFC DIVISION

	First-Quarter
			%/ppts Change
	2025	2024	Reported	Ex F/X
Restaurants	31,998	30,251	+6	N/A
System Sales ($MM)	8,340	8,128	+3	+5
Same-Store Sales Growth (%)	+2	(2)	NM	NM
Franchise and Property Revenues ($MM)	407	397	+2	+5
Operating Profit ($MM)	331	313	+6	+9
Operating Margin (%)	42.9	49.5	(6.6)	(6.3)

	First-Quarter (% Change)
	International	U.S.
System Sales Growth Ex F/X	+6	(2)
Same-Store Sales Growth	+3	(1)

•KFC Division opened 528 gross new restaurants across 52 countries.
•Company-owned restaurant margins were 9.3% with year-over-year comparability primarily impacted by the KFC U.K. stores acquired in the second quarter of 2024. Margins of those stores were lower in Q1 due to seasonality and additional maintenance of the store base.
•Excluding the impact of lapping leap day, system sales growth excluding foreign currency translation would have been +6%.
•Foreign currency translation unfavorably impacted operating profit by $9 million.

KFC Markets[1]	Percent of KFC System Sales[2]	System Sales Growth Ex F/X
		First-Quarter (% Change)
China	27%	+3
United States	14%	(2)
Europe	12%	+7
Asia	11%	+8
Latin America	8%	+10
Australia	7%	+1
United Kingdom	6%	+4
Middle East / Turkey / North Africa	6%	+11
Africa	5%	+11
Canada	2%	+10
India	2%	+9
1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets.
2Reflects Full Year 2024.
Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213 • P: 502 874-8300 • investors.yum.com

TACO BELL DIVISION

	First-Quarter
			%/ppts Change
	2025	2024	Reported	Ex F/X
Restaurants	8,723	8,555	+2	N/A
System Sales ($MM)	3,980	3,597	+11	+11
Same-Store Sales Growth (%)	+9	+1	NM	NM
Franchise and Property Revenues ($MM)	234	210	+11	+11
Operating Profit ($MM)	241	208	+16	+16
Operating Margin (%)	36.7	34.8	1.9	1.9

•Taco Bell Division opened 24 gross new restaurants across 8 countries.
•Taco Bell U.S. system sales grew 11% and Taco Bell International system sales excluding foreign currency translation, grew 8%.
•Taco Bell U.S. and Taco Bell International same-store sales grew 9% and 3%, respectively.
•Company-owned restaurant margins were 22.4%, down slightly year-over-year.

PIZZA HUT DIVISION

	First-Quarter
			%/ppts Change
	2025	2024	Reported	Ex F/X
Restaurants	19,786	19,942	(1)	N/A
System Sales ($MM)	3,028	3,167	(4)	(3)
Same-Store Sales Growth (%)	(2)	(7)	NM	NM
Franchise and Property Revenues ($MM)	143	148	(4)	(2)
Operating Profit ($MM)	74	93	(20)	(18)
Operating Margin (%)	32.3	39.0	(6.7)	(6.5)

	First-Quarter (% Change)
	International	U.S.
System Sales Growth Ex F/X	Even	(7)
Same-Store Sales Growth	Even	(5)

•Pizza Hut Division opened 198 gross new restaurants across 34 countries.
•Pizza Hut Division Operating profit growth was negatively impacted in the quarter by 7 percentage points due to expenses associated with four franchise entities that are transitioning to new ownership and by 3 percentage points due to timing of technology spending within Franchise advertising and other services expenses.
•Excluding the impact of lapping leap day, system sales growth excluding foreign currency translation would have been (2%).
•Foreign currency translation unfavorably impacted operating profit by $1 million.

Pizza Hut Markets[1]	Percent of Pizza Hut System Sales[2]	System Sales Growth Ex F/X
		First-Quarter (% Change)
United States	42%	(7)
China	18%	(1)
Asia	13%	+3
Europe	11%	(4)
Latin America	7%	(7)
Middle East / Africa	4%	+14
Canada	3%	+6
India	2%	+9

HABIT BURGER & GRILL DIVISION

•Habit Burger & Grill Division opened 1 gross new restaurant.
•Habit Burger & Grill Division system sales were flat with same-store sales declining 3%.

OTHER ITEMS
•See reconciliation of Non-GAAP Measurements to GAAP results within this release for further detail of Special Items by financial statement line item including the impact of Special Items on General and administrative expenses.
•Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be provided at the time of the filing of the first-quarter Form 10-Q.

LONG-TERM GROWTH ALGORITHM
•The Company targets the following long-term financial performance metrics, first announced in 2022, that it believes it can achieve over an extended period of time, on average:
•5% Unit Growth
•7% System Sales Growth, excluding F/X and 53rd week; and
•At least 8% Core Operating Profit Growth, excluding F/X and 53rd week3

1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets.
2Reflects Full Year 2024.
3At this time, we are unable to forecast any Special Items or any impact from changes in F/X rates, and therefore cannot provide an estimate of Operating Profit Growth on a GAAP basis.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time April 30, 2025. The number is 404/975-4839 for U.S. callers, 833/950-0062 for Canada callers, and +1/929-526-1599 for international callers, conference ID 540566.

The call will be available for playback beginning at 10:00 a.m. Eastern Time April 30, 2025 through May 7, 2025. To access the playback, dial 866/813-9403 in the U.S., 226/828-7578 in Canada, and +1/929-458-6194 internationally, conference ID 647857.

The webcast and the playback can be accessed by visiting Yum! Brands' website, investors.yum.com/events-and-presentations and selecting “Q1 2025 Yum! Brands, Inc. Earnings Call.”
ADDITIONAL INFORMATION ONLINE
Quarter-end dates for each division, restaurant count details, definitions of terms and Restricted Group financial information are available at investors.yum.com. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included in our Condensed Consolidated Summary of Results.
FORWARD-LOOKING STATEMENTS
This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: food safety and food- or beverage-borne illness concerns; adverse impacts of health epidemics, deterioration in public health conditions or the occurrence of other catastrophic or unforeseen events; the success and financial stability of our concepts’ franchisees, particularly in light of challenging macroeconomic conditions; the success of our development strategy; anticipated benefits from past or potential future acquisitions, investments, other strategic transactions or initiatives, or our portfolio business model; our significant exposure to the Chinese market; our global operations and related exposure to geopolitical instability, including as a result of the Middle East conflict as well as the expansion of restrictive trade policies which could also impact sentiment for U.S. brands; foreign currency risks and foreign exchange controls; our ability to protect the integrity or availability of IT systems or the security of confidential information and other cybersecurity risks; compliance with data privacy and data protection legal requirements and reporting obligations; our ability to successfully and securely implement technology initiatives, including utilization of artificial intelligence; our increasing dependence on digital commerce platforms; the impact of social media; our ability to protect our trademarks or other intellectual property; shortages or interruptions in the availability and the delivery of food, equipment and other supplies; the loss of key personnel, labor shortages and increased labor costs, including as a result of state and local legislation related to wages and working conditions; changes in food prices and other operating costs; our corporate reputation, the value and perception of our brands and changes in consumer preferences such as wellness trends; evolving expectations and requirements with respect to social and environmental sustainability matters; adverse effects of severe weather and climate change; pending or future litigation and legal claims or proceedings; changes in, or noncompliance with, legal requirements; tax matters, including changes in tax rates or laws, impositions of new taxes, tax implications of our restructurings, or disagreements with taxing authorities; changes in consumer discretionary spending and macroeconomic conditions, including inflationary pressures and elevated interest rates; competition within the retail food industry; and risks relating to our level of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.

Yum! Brands, Inc., based in Louisville, Kentucky, and its subsidiaries franchise or operate a system of nearly 61,000 restaurants in more than 155 countries and territories under the company’s concepts – KFC, Taco Bell, Pizza Hut and Habit Burger & Grill. The Company's KFC, Taco Bell and Pizza Hut brands are global leaders of the chicken, Mexican-inspired food and pizza categories, respectively. Habit Burger & Grill is a fast casual restaurant concept specializing in made-to-order chargrilled burgers, sandwiches and more. In 2024, Yum! was named to the Dow Jones Sustainability Index North America, Newsweek’s list of America’s Most Responsible Companies, USA Today’s America’s Climate Leaders and 3BL’s list of 100 Best Corporate Citizens. In 2025, the Company was recognized among TIME magazine’s list of Best Companies for Future Leaders. In addition, KFC, Taco Bell and Pizza Hut led Entrepreneur's Top Global Franchises 2024 list and were ranked in the first 25 of Entrepreneur’s 2025 Franchise 500, with Taco Bell securing the No. 1 spot in North America for the fifth consecutive year.

Analysts are invited to contact:
Matt Morris, Head of Investor Relations at 888/298-6986
Members of the media are invited to contact:
Lori Eberenz, Director, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change
	3/31/25	3/31/24	B/(W)
Revenues
Company sales	$607	$474	28
Franchise and property revenues	785	757	4
Franchise contributions for advertising and other services	395	367	8
Total revenues	1,787	1,598	12

Costs and Expenses, Net
Company restaurant expenses	520	400	(30)
General and administrative expenses	302	286	(5)
Franchise and property expenses	34	31	(9)
Franchise advertising and other services expense	396	367	(8)
Refranchising (gain) loss	(5)	(5)	2
Other (income) expense	(8)	(1)	NM
Total costs and expenses, net	1,239	1,078	(15)

Operating Profit	548	520	5
Investment (income) expense, net	(1)	22	NM
Other pension (income) expense	—	(2)	(83)
Interest expense, net	120	117	(2)
Income before income taxes	429	383	12
Income tax provision	176	69	(155)
Net Income	$253	$314	(19)

Basic EPS
EPS	$0.91	$1.11	(19)
Average shares outstanding	280	282	1

Diluted EPS
EPS	$0.90	$1.10	(18)
Average shares outstanding	282	286	1

Dividends declared per common share	$0.71	$0.67

See accompanying notes.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/31/25	3/31/24	B/(W)

Company sales	$216	$105	106
Franchise and property revenues	407	397	2
Franchise contributions for advertising and other services	149	130	15
Total revenues	773	632	22

Company restaurant expenses	196	92	(113)
General and administrative expenses	80	83	3
Franchise and property expenses	16	17	8
Franchise advertising and other services expense	149	129	(16)
Other (income) expense	—	(2)	NM
Total costs and expenses, net	441	319	(38)
Operating Profit	$331	$313	6

Company restaurant margin %[1]	9.3%	12.2%	(2.9) ppts.

Operating margin	42.9%	49.5%	(6.6) ppts.

See accompanying notes.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/31/25	3/31/24	B/(W)

Company sales	$263	$240	10
Franchise and property revenues	234	210	11
Franchise contributions for advertising and other services	160	148	8
Total revenues	657	598	10

Company restaurant expenses	204	186	(10)
General and administrative expenses	49	49	1
Franchise and property expenses	6	8	22
Franchise advertising and other services expense	157	147	(7)
Other (income) expense	—	—	NM
Total costs and expenses, net	416	390	(7)
Operating Profit	$241	$208	16

Company restaurant margin %[1]	22.4%	22.5%	(0.1) ppts.

Operating margin	36.7%	34.8%	1.9 ppts.

See accompanying notes.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/31/25	3/31/24	B/(W)

Company sales	$3	$2	94
Franchise and property revenues	143	148	(4)
Franchise contributions for advertising and other services	85	88	(4)
Total revenues	231	238	(3)

Company restaurant expenses	4	2	(110)
General and administrative expenses	55	52	(5)
Franchise and property expenses	11	5	(119)
Franchise advertising and other services expense	89	90	1
Other (income) expense	(2)	(4)	NM
Total costs and expenses, net	156	145	(8)
Operating Profit	$74	$93	(20)

Company restaurant margin %[1]	(6.1)%	1.9%	(8.0) ppts.

Operating margin	32.3%	39.0%	(6.7) ppts.

See accompanying notes.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)
(unaudited)

	3/31/25	12/31/24
ASSETS
Current Assets
Cash and cash equivalents	$607	$616
Accounts and notes receivable, less allowance: $74 in 2025 and 2024	712	775
Prepaid expenses and other current assets	408	480
Total Current Assets	1,727	1,871

Property, plant and equipment, net of accumulated depreciation of $1,419 in 2025
and $1,384 in 2024	1,338	1,304
Goodwill	746	736
Intangible assets, net	418	416
Other assets	1,366	1,329
Deferred income taxes	1,065	1,071
Total Assets	$6,659	$6,727

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and other current liabilities	$1,179	$1,211
Income taxes payable	21	31
Short-term borrowings	30	27
Total Current Liabilities	1,231	1,269

Long-term debt	11,327	11,306
Other liabilities and deferred credits	1,906	1,800
Total Liabilities	14,463	14,375

Shareholders' Deficit
Common Stock, no par value, 750 shares authorized; 278 shares issued in 2025 and 279 shares issued in 2024	—	—
Accumulated deficit	(7,434)	(7,256)
Accumulated other comprehensive loss	(371)	(392)
Total Shareholders' Deficit	(7,804)	(7,648)
Total Liabilities and Shareholders' Deficit	$6,659	$6,727
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Quarter ended
	3/31/25	3/31/24
Cash Flows - Operating Activities
Net Income	$253	$314
Depreciation and amortization	45	35
Refranchising (gain) loss	(5)	(5)
Investment (income) expense, net	(1)	22
Deferred income taxes	8	21
Share-based compensation expense	21	23
Changes in accounts and notes receivable	71	44
Changes in prepaid expenses and other current assets	(57)	(32)
Changes in accounts payable and other current liabilities	(32)	(66)
Changes in income taxes payable	3	(26)
Other, net	98	33
Net Cash Provided by Operating Activities	404	363

Cash Flows - Investing Activities
Capital spending	(71)	(49)
Proceeds from sale of Devyani Investment	—	104
Proceeds from refranchising of restaurants	15	11
Maturities (purchases) of Short term investments, net	90	—
Other, net	(32)	(21)
Net Cash Provided by Investing Activities	2	45

Cash Flows - Financing Activities
Repayments of long-term debt	(5)	(10)
Revolving credit facilities, three months or less, net	24	—
Repurchase shares of Common Stock	(229)	—
Dividends paid on Common Stock	(198)	(189)
Other, net	(35)	(48)
Net Cash Used in Financing Activities	(443)	(247)
Effect of Exchange Rate on Cash and Cash Equivalents	10	(7)
Net Increase (Decrease) in Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	(25)	154
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Period	807	724
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Period	$782	$878

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"), the Company provides the following non-GAAP measurements.

•Diluted Earnings Per Share ("EPS") excluding Special Items (as defined below);
•Effective Tax Rate excluding Special Items;
•Core Operating Profit. Core Operating Profit excludes Special Items and foreign currency translation (“F/X”) and we use Core Operating Profit for the purposes of evaluating performance internally;
•Net Income, excluding Special Items;
•Company restaurant profit and Company restaurant margin as a percentage of sales (as defined below).

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measurements provide additional information to investors to facilitate the comparison of past and present operations.

Special Items are not included in any of our Division segment results as the Company does not believe they are indicative of our ongoing operations due to their size and/or nature. Our chief operating decision maker does not consider the impact of Special Items when assessing segment performance. The Special Items are described in (a) - (d) in the accompanying notes.

Company restaurant profit is defined as Company sales less Company restaurant expenses, both of which appear on the face of our Condensed Consolidated Statements of Income. Company restaurant expenses include those expenses incurred directly by our Company-owned restaurants in generating Company sales, including cost of food and paper, cost of restaurant-level labor, rent, depreciation and amortization of restaurant-level assets and advertising expenses incurred by and on behalf of that Company restaurant. Company restaurant margin as a percentage of sales ("Company restaurant margin %") is defined as Company restaurant profit divided by Company sales. We use Company restaurant profit for the purposes of internally evaluating the performance of our Company-owned restaurants and we believe Company restaurant profit provides useful information to investors as to the profitability of our Company-owned restaurants. In calculating Company restaurant profit, the Company excludes revenues and expenses directly associated with our franchise operations as well as non-restaurant-level costs included in General and administrative expenses, some of which may support Company-owned restaurant operations. The Company also excludes restaurant-level asset impairment and closures expenses, which have historically not been significant, from the determination of Company restaurant profit as such expenses are not believed to be indicative of ongoing operations. Further, while we generally include depreciation and amortization of restaurant-level assets within Divisional Company restaurant expenses used to derive Divisional Company restaurant profit, we record amortization of reacquired franchise rights arising from acquisition accounting within Corporate and Unallocated Company restaurant expenses as such amortization is not believed to be indicative of ongoing Divisional results as well as to enhance the comparability of acquired stores' margins with those of existing restaurants within Divisional results. Company restaurant profit and Company restaurant margin % as presented may not be comparable to other similarly titled measures of other companies in the industry.

Certain non-GAAP measurements are presented excluding the impact of F/X. These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

	Quarter ended
	3/31/25	3/31/24
Reconciliation of GAAP Operating Profit to Core Operating Profit

Consolidated
GAAP Operating Profit	$548	$520
Detail of Special Items:
Loss associated with market-wide refranchisings(a)	—	3
Charges associated with Resource Optimization(b)	17	21
Charges associated with Brand HQ Consolidation (c)	7	—
Other Special Items Expense	2	—
Special Items Expense - Operating Profit	27	24
Negative Foreign Currency Impact on Division Operating Profit	11	N/A
Core Operating Profit	$586	$544

Special Items as shown above were recorded to the financial statement line items identified below.

	Quarter ended
	3/31/25	3/31/24
Condensed Consolidated Summary of Results Line Item
Decrease in Franchise and property revenues	$1	$—
Increase in General and administrative expenses	28	21
Increase in Refranchising loss	—	3
Increase in Other income	(2)	—
Special Items Expense - Operating Profit	$27	$24

KFC Division
GAAP Operating Profit	$331	$313
Negative (Positive) Foreign Currency Impact	9	N/A
Core Operating Profit	$340	$313

Taco Bell Division
GAAP Operating Profit	$241	$208
Negative (Positive) Foreign Currency Impact	—	N/A
Core Operating Profit	$241	$208

Pizza Hut Division
GAAP Operating Profit	$74	$93
Negative (Positive) Foreign Currency Impact	1	N/A
Core Operating Profit	$76	$93

Habit Burger & Grill Division
GAAP Operating Profit (Loss)	$(1)	$(5)
Negative (Positive) Foreign Currency Impact	—	N/A
Core Operating Profit (Loss)	$(1)	$(5)

Reconciliation of GAAP Net Income to Net Income excluding Special Items
GAAP Net Income	$253	$314
Special Items Expense - Operating Profit	27	24
Special Items Tax Expense (Benefit)(d)	86	(10)
Net Income excluding Special Items	$366	$328

Reconciliation of Diluted EPS to Diluted EPS excluding Special Items
Diluted EPS	$0.90	$1.10
Less Special Items Diluted EPS	(0.40)	(0.05)
Diluted EPS excluding Special Items	$1.30	$1.15

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items
GAAP Effective Tax Rate	41.0%	18.0%
Impact on Tax Rate as a result of Special Items	21.2%	(1.4)%
Effective Tax Rate excluding Special Items	19.8%	19.4%

Reconciliation of GAAP Operating Profit to Company Restaurant Profit
	Quarter ended 3/31/2025
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$331	$241	$74	$(1)	$(98)	$548
Less:
Franchise and property revenues	407	234	143	2	(1)	785
Franchise contributions for advertising and other services	149	160	85	1	—	395
Add:
General and administrative expenses	80	49	55	13	105	302
Franchise and property expenses	16	6	11	1	—	34
Franchise advertising and other services expense	149	157	89	1	—	396
Refranchising (gain) loss	—	—	—	—	(5)	(5)
Other (income) expense	—	—	(2)	—	(6)	(8)
Company restaurant profit (loss)	$20	$59	$—	$11	$(3)	$87
Company sales	$216	$263	$3	$125	$—	$607
Company restaurant margin %	9.3%	22.4%	(6.1)%	8.6%	N/A	14.3%

	Quarter ended 3/31/2024
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$313	$208	$93	$(5)	$(89)	$520
Less:
Franchise and property revenues	397	210	148	2	—	757
Franchise contributions for advertising and other services	130	148	88	1	—	367
Add:
General and administrative expenses	83	49	52	13	89	286
Franchise and property expenses	17	8	5	1	—	31
Franchise advertising and other services expense	129	147	90	1	—	367
Refranchising (gain) loss	—	—	—	—	(5)	(5)
Other (income) expense	(2)	—	(4)	—	5	(1)
Company restaurant profit	$13	$54	$—	$7	$—	$74
Company sales	$105	$240	$2	$127	$—	$474
Company restaurant margin %	12.2%	22.5%	1.9%	5.5%	N/A	15.6%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter ended 3/31/2025	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$773	$657	$231	$128	$(1)	$1,787

Company restaurant expenses	196	204	4	114	3	520
General and administrative expenses	80	49	55	13	105	302
Franchise and property expenses	16	6	11	1	—	34
Franchise advertising and other services expense	149	157	89	1	—	396
Refranchising (gain) loss	—	—	—	—	(5)	(5)
Other (income) expense	—	—	(2)	—	(6)	(8)
Total costs and expenses, net	441	416	156	129	98	1,239
Operating Profit (Loss)	$331	$241	$74	$(1)	$(98)	$548

Quarter ended 3/31/2024	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$632	$598	$238	$130	$—	$1,598

Company restaurant expenses	92	186	2	120	—	400
General and administrative expenses	83	49	52	13	89	286
Franchise and property expenses	17	8	5	1	—	31
Franchise advertising and other services expense	129	147	90	1	—	367
Refranchising (gain) loss	—	—	—	—	(5)	(5)
Other (income) expense	(2)	—	(4)	—	5	(1)
Total costs and expenses, net	319	390	145	135	89	1,078
Operating Profit (Loss)	$313	$208	$93	$(5)	$(89)	$520

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

Amounts presented as of and for the quarters ended March 31, 2025 and 2024 are preliminary.

In the first quarter of 2025, the Company prospectively changed its basis of presentation to round financial figures to the nearest whole number in millions for certain monetary amounts. As a result, some totals and percentages may not recompute based on rounded figures as presented within the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flow and these Notes.

(a)Due to their size and volatility, we have reflected as Special Items those refranchising gains and losses that were recorded in connection with market-wide refranchisings.

(b)We recorded charges of $17 million and $21 million during the quarters ended March 31, 2025 and 2024, respectively, to General and administrative expenses related to a resource optimization program. This program has allowed us to reallocate significant resources to accelerate our digital, technology and innovation capabilities to deliver a modern, world-class team member and customer experience and improve unit economics. During 2024, we expanded the program to identify further opportunities to optimize the Company’s spending and identify additional, critical areas in which to potentially reallocate resources, both with a goal to enable the acceleration of the Company’s growth rate. Costs incurred to date related to the program primarily include severance associated with positions that have been eliminated or relocated and consultant fees. Due to their scope and size, these charges have been reflected as Special Items.

(c)During the quarter ended March 31, 2025, we recorded charges of approximately $7 million to General and administrative expenses associated with our decision to designate two brand headquarters in the U.S., located in Plano, Texas and Irvine, California, to foster greater collaboration among brands and employees. This involved relocating the KFC U.S. corporate office to the KFC Global headquarters and requiring the majority of our U.S.-based remote employees to relocate to an appropriate headquarter office. Costs incurred to date primarily include severance for employees who have chosen not to relocate and consultant fees. Due to their scope and size, these charges have been reflected as Special Items.

(d)The below table includes the detail of Special Items Tax Benefit:

	Quarter ended
	3/31/25	3/31/24
Tax (Benefit) on Special Items Expense	$(7)	$(6)
Tax Expense - Foreign tax audit	92	—
Tax (Benefit) - Other Income tax impacts recorded as Special	—	(4)
Special Items Tax Expense (Benefit)	$86	$(10)

Tax Benefit on Special Items Expense was determined by assessing the tax impact of each individual component within Special Items based upon the nature of the item and jurisdictional tax law.

Tax Expense - Foreign tax audit in the quarter ended March 31, 2025 reflects a reserve associated with a change in management's judgement around a Mexican subsidiary's ability to utilize losses to offset recapture gains triggered by a historical tax deconsolidation in Mexico.

Other Income tax impacts recorded as Special in the quarter ended March 31, 2024 include benefits related to the reversal of a reserve due to the favorable resolution of a tax audit in a foreign jurisdiction. Such reserve was established in prior years related to income tax liabilities originally recorded as a Special Item as part of an intercompany restructuring of intellectual property.